EXHIBIT 99.1

Garrett Motion Accelerates and Expands Series B Preferred Stock Redemptions

December 17, 2021

Actions expected to result in more than $400 million in further de-leveraging and improved financial flexibility

ROLLE, Switzerland, Dec. 17, 2021 (GLOBE NEWSWIRE) — Garrett Motion Inc. (Nasdaq: GTX, GTXAP), a leading, differentiated technology provider for the automotive industry, today announced it has taken further steps to improve its financial flexibility by accelerating and expanding Series B preferred stock redemptions, which Garrett anticipates will result in $411 million in debt reduction by the end of Q1 2022.

“Our strong financial performance driven by demand across Garrett's portfolio of products and services has generated solid cash flow, enabling us to normalize our capital structure, deleverage the balance sheet and return capital to shareholders,” said Olivier Rabiller, Garrett President and Chief Executive Officer. “Today's debt reduction actions, combined with our recently announced $100 million share repurchase program, highlight the continued progress that Garrett has made in positioning the company for success as we pursue our strategic growth initiatives in the evolving powertrain industry.”

On October 1, 2021 Garrett announced that it had amended the Certificate of Designations for the Series B preferred stock to provide for a partial redemption of Series B preferred stock in Q1 2022, which would result in a cash payment of $213 million. That first partial Series B preferred stock redemption has now been accelerated to December 28, 2021 and the corresponding cash payment slightly reduced to $211 million due to less accretion. In addition, Garrett plans to partially redeem additional shares of Series B preferred stock in Q1 2022 for a corresponding cash payment of $200 million. The second partial redemption is conditioned upon Garrett’s board of directors having determined that Garrett otherwise has sufficient liquidity to effect the redemption.

Garrett issued the Series B preferred stock upon completion of its financial restructuring on April 30, 2021 and an affiliate of Honeywell International Inc. is the only holder of the Series B preferred stock. The present value of Series B preferred stock reflects a 7.25% discount rate on the remaining scheduled payments, was approximately $585 million on June 30, 2021 and is expected to be approximately $400 million as of December 31, 2021 following the first partial redemption, with an expected further reduction to approximately $207 million as of March 31, 2022 following the completion of both partial redemptions.

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements including without limitation our statements regarding the impact of the COVID-19 pandemic on Garrett’s business, financial results and financial conditions, industry trends, Garrett’s strategy, and planned early redemptions of the Series B preferred stock. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of Garrett to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include but are not limited to those described in our annual report on Form 10-K for the year ended December 31, 2020, and our quarterly report on Form 10-Q for the three and nine months ended September 30, 2021, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Contacts:
MEDIA	INVESTOR RELATIONS
Christophe Mathy Garrett Motion Inc.	Paul Blalock Garrett Motion Inc.
+41 78 643 7194	+1 862 812-5013
christophe.mathy@garrettmotion.com	paul.blalock@garrettmotion.com

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